UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2003

Silicon Valley Bancshares

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3003 Tasman Drive, Santa Clara, CA 95054-1191
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Item 5.  Other Events

On March 5, 2003, Silicon Valley Bancshares (the “Company”) filed its Annual Report on Form 10-K for the fiscal year ending December 31, 2002 (the “Fiscal 2002 Form 10-K”).  Regulation G and Item 10(e) of Regulation S-K, which are the Securities and Exchange Commission’s (the “SEC’s”) new rules regarding the use of non-GAAP (generally accepted accounting principles) financial measures (the “Non-GAAP Rules”), were not effective at the time the Company filed its Fiscal 2002 Form 10-K.  The Non-GAAP Rules are now effective and the Company expects to incorporate by reference the Fiscal 2002 Form 10-K into its Form S-3 registration statement relating to the resale of the Company’s convertible subordinated notes due June 15, 2008 and the common stock issuable upon conversion of such notes.  Certain financial measures included on pages 16, 32 and 33 of the Fiscal 2002 Form 10-K relating to the Company’s efficiency ratio for fiscal 2002, 2001 and 2000 may fall within the definition of non-GAAP financial measures (as defined by the Non-GAAP Rules).  As such, in accordance with the Non-GAAP Rules and the views of the SEC’s Division of Corporation Finance, the Company is filing this Form 8-K in order to disclose a reconciliation between such financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Efficiency Ratio Reconciled to GAAP Presentation

For the twelve months ended December 31, 2002, 2001 and 2000

(Dollars in thousands)

	2002			2001			2000
Revenues and minority interest:
Net interest income	$194,708			$262,985			$329,848
Noninterest income	67,858			70,833			189,630
Minority interest	7,767			7,546			460
Total revenues and minority interest (GAAP)	270,333			341,364			519,938
Adjustments:
Investment losses (gains)	9,825			12,373			(37,065)
Disposition of client warrants	(1,661)			(8,500)			(86,322)
Minority interest	(7,767)			(7,546)			(460)
Minority interest included in interest income	(86)			(451)			—
Minority interest included in other noninterest income	—			(133)			—
Adjusted revenues (non-GAAP) (1)(2)	$270,644			$337,107			$396,091
	Amount	Percent of adjusted revenues(2)	Percent of revenues and minority interest	Amount	Percent of adjusted revenues(2)	Percent of revenues and minority interest	Amount	Percent of adjusted revenues(2)	Percent of revenues and minority interest
Noninterest expenses included in calculation of adjusted noninterest expense:
Compensation and benefits	$105,168	38.9%	38.9%	$89,060	26.4%	26.1%	$106,385	26.9%	20.5%
Net occupancy expense	20,391	7.5%	7.5%	16,181	4.8%	4.7%	9,363	2.4%	1.8%
Professional services	18,385	6.8%	6.8%	24,543	7.3%	7.2%	20,832	5.3%	4.0%
Furniture and equipment	9,562	3.5%	3.5%	13,916	4.1%	4.1%	11,999	3.0%	2.3%
Business development and travel	8,426	3.1%	3.1%	10,159	3.0%	3.0%	11,188	2.8%	2.2%
Postage and supplies	3,190	1.2%	1.2%	3,995	1.2%	1.2%	3,500	0.9%	0.7%
Telephone expense	3,123	1.2%	1.2%	4,317	1.3%	1.3%	2,815	0.7%	0.5%
Correspondent bank fees	2,835	1.0%	1.0%	479	0.1%	0.1%	112	0.0%	0.0%
Trust preferred securities distributions	2,230	0.8%	0.8%	3,300	1.0%	1.0%	3,300	0.8%	0.6%
Advertising and promotion	1,025	0.4%	0.4%	3,126	0.9%	0.9%	3,445	0.9%	0.7%
Other	9,959	3.7%	3.7%	10,183	3.0%	3.0%	8,111	2.0%	1.6%
Expenses incurred by minority interests	(2,114)	-0.8%	—	(2,435)	-0.7%	—	(671)	-0.1%	—
Adjusted noninterest expense (Non-GAAP) (2)(3)	182,180			176,824			180,379

Additional noninterest expenses:
Tax credit fund amortization	2,963		1.1%	2,756		0.8%	—		—
Expenses incurred by minority interests	2,114		—	2,435		—	671		—
Retention and warrant incentive plans	(883)		-0.3%	1,473		0.4%	17,311		3.3%

Total noninterest expense (GAAP)	$186,374			$183,488			$198,361

Non-GAAP efficiency ratio (2)(4)		67.3%			52.5%			45.6%
GAAP efficiency ratio (5)			68.9%			53.8%			38.2%

(1)          Excludes income associated with minority interest, the disposition of clients warrants and gains or losses related to investment securities.

(2)          As previously reported on the Company's Fiscal 2002 Form 10-K.

(3)          Excludes expenses associated with retention and warrant incentive plans, tax credit fund amortization and expenses incurred by minority interest.

(4)          Calculated by dividing adjusted noninterest expense by adjusted revenues.

(5)          Calculated by dividing total noninterest expense by combined revenues and minority interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON VALLEY BANCSHARES

Date: September 25, 2003	/s/ Donal D. Delaney
Donal D. Delaney
Controller
(Principal Accounting Officer)